UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2005

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1261 Hawk’s Flight Court El Dorado Hills, California	95762
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 933-7000

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2005 NutraCea entered into a Private Label Supply Agreement and Strategic Alliance (“Supply Agreement”) with ITV Global, Inc. (“ITV”), a direct response marketing company. NutraCea has agreed to fulfill ITV’s requirements for the products specified in the Supply Agreement and ITV will use its best efforts to market, distribute and sell NutraCea’s products. Under the terms of the Supply Agreement, ITV has agreed to place an initial order of $2 million dollars for FlexProtex™ Capsules and Rice'n Shine™ meal replacement beverage, both natural formulations based upon NutraCea’s stabilized rice bran derivatives. ITV has agreed to purchase a minimum of $500,000 in NutraCea products per quarter over the term of the agreement. The Supply Agreement has an intital term of two years and allows for a subsequent one-year term renewal. NutraCea has also agreed to issue to ITV options to acquire up to 250,000 shares of NutraCea restricted common stock, at a price of $1.26 per share, which options vest based on ITV quarterly purchases and payments in accordance with the terms of the Supply Agreement, and are subject to a lock up agreement through December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: August 29, 2005	By:	/s/ Patricia McPeak
Patricia McPeak
Chief Executive Officer
(Duly Authorized Officer)